                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Melville Corporation:


     We consent to the use in this Amendment No. 2 to the Registration Statement of Consolidated Stores Corporation on Form S-3 (No. 333-2545) of our report on the consolidated financial statements of Kay-Bee Center, Inc. and subsidiaries as of December 31, 1995, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1995, and to the references to our firm under the headings "Selected Historical Financial Data" and "Experts" in the prospectus included in the Registration Statement.


KPMG Peat Marwick LLP

Albany, New York

May 21, 1996